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                                                                    EXHIBIT 99.4

                                                                  EXECUTION COPY

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                  10-3/4% SENIOR SUBORDINATED NOTES DUE 2005

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                          FIRST SUPPLEMENT TO INDENTURE

                           DATED AS OF AUGUST 26, 2005

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                                  SALTON, INC.,
                                   AS ISSUER,
                           HOME CREATIONS DIRECT LTD.
                                       AND
                             EACH NEWLY ACQUIRED OR
                           CREATED DOMESTIC SUBSIDIARY
                            OF ISSUER, AS GUARANTORS

                                       AND

                                 SUNTRUST BANK,
                                   AS TRUSTEE

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                          FIRST SUPPLEMENT TO INDENTURE

      This First Supplement to Indenture is dated as of August 26, 2005 by and between Salton, Inc., a Delaware corporation (the "Company"), and SunTrust Bank, a bank duly organized under the laws of the State of Georgia and having a corporate trust office at 777 Brickel Avenue, 2nd Floor, Miami, Florida 33131 (the "Trustee"), as successor to Wells Fargo Bank, National Association, with respect to the Company's 10-3/4% Senior Subordinated Notes due 2005 (this "First Supplement"). Capitalized terms used but not otherwise defined in this First Supplement shall have the meanings ascribed to such terms in the Indenture (hereinafter defined).

      WHEREAS, the Company and the Trustee entered into that certain Indenture, dated as of December 16, 1998 (as may be amended and supplemented from time to time in accordance with its terms, the "Indenture");

      WHEREAS, Section 9.2 of the Indenture provides that, when authorized by resolutions of its Board of Directors, the Company and the Trustee may, with the consent of the Holders of not less than a majority in principal amount of the outstanding Notes, enter into one or more indentures supplemental to the Indenture for the purpose of, among other things, changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders, subject to certain exceptions set forth therein;

      WHEREAS, Holders of a majority in principal amount of the Notes outstanding have consented to this First Supplement;

      WHEREAS, pursuant to Section 9.2 of the Indenture, the Trustee is authorized to execute and deliver this First Supplement;

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                    ARTICLE 1
                              INDENTURE AMENDMENTS

      Section 1.01 Amendment to Article 4. Sections 4.2 through 4.9 of the Indenture, inclusive, Sections 4.11 through 4.14 of the Indenture, inclusive, and Sections 4.16 through 4.19 of the Indenture, inclusive, are hereby deleted in their entirety and each Section is replaced with the following: "Reserved."

      Section 1.02 Amendment to Article 5. Article 5 of the Indenture is hereby deleted in its entirety and replaced with the following: "Reserved."

      Section 1.03 Amendment to Article 6. Clauses (c) through (j) of Section
6.1 of the Indenture, inclusive, are hereby deleted in their entirety and each clause is replaced with the following: "Reserved."

      Section 1.04 Amendment to Article 7. The second to last paragraph of
Section 7.7 is hereby deleted in its entirety and replaced with the following:

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            "When the Trustee incurs expenses or renders services (a) after an
            Event of Default specified in Section 6.1(b) hereof occurs, or (b) after the Company or any of its Restricted Subsidiaries pursuant to or within the meaning of Bankruptcy Law (i) commence a voluntary case, (ii) consent to the entry of an order for relief against them in an involuntary case, (iii) consent to the appointment of a Custodian of them or for all or substantially all of their property,
            (iv) make a general assignment for the benefit of their creditors, or (v) generally are not paying their debts as they become due, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law."

                                    ARTICLE 2
                            MISCELLANEOUS PROVISIONS

      Section 2.01 Instruments to be Read Together. This First Supplement is an indenture supplement to and an implementation of the Indenture, and said Indenture and this Supplement shall henceforth be read together.

      Section 2.02 Confirmation. The Indenture, as amended and supplemented by this First Supplement, is in all respects confirmed and preserved.

      Section 2.03 Counterparts. This First Supplement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, but all of which shall together constitute one and the same instrument.

      Section 2.04 Effectiveness. This First Supplement shall become effective immediately upon its execution in accordance with the provisions of Article 9 of the Indenture.

      Section 2.05 GOVERNING LAW. THIS FIRST SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. THE COMPANY AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENT.

      Section 2.06 Disclaimer of Trustee's Responsibility. In executing this First Supplement, the Trustee shall be entitled to all the privileges and immunities afforded to the Trustee under the terms and conditions of the Indenture.

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      IN WITNESS WHEREOF, the parties hereto have caused this First Supplement to Indenture to be duly executed as of the date first above written.

                                          SALTON, INC.

                                          By: __________________________________
                                          Name:  David Mulder
                                          Its: Executive Vice President

Signature Page - Supplement to
December 16, 1998 Indenture

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                                          SUNTRUST BANK, AS TRUSTEE

                                          By: __________________________________
                                          Name: ________________________________
                                          Its: _________________________________

Signature Page - Supplement to
December 16, 1998 Indenture

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